Exhibit 23.1

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation of our report dated August 30, 2002, for the years ended June 30, 2002 and 2001, included in this Form 10-KSB, and into VirtualFund.com, Inc.’s previously filed Registration Statement Nos. 33-52916 and 333-11157.

/s/ Lurie Besikof Lapidus & Company, LLP

Minneapolis, Minnesota

December 19, 2002